UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014 (May 21, 2014)

Cardtronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832-308-4000)

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2014 Annual Meeting of Stockholders of Cardtronics, Inc. (the “Company”) held on May 21, 2014 (the “Annual Meeting”), the stockholders approved the amendment and restatement of the Company’s 2007 Stock Incentive Plan (the “2007 Plan”).  The 2007 Plan was first amended to increase the maximum number of shares of common stock that may be granted as equity incentive awards under the 2007 Plan by 4,500,000 shares, from 5,179,393 to 9,679,393.  The 2007 Plan was also amended to modify the material terms of the 2007 Plan to revise certain provisions that are primarily related to the plan’s intended compliance with Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The amendment modifies the annual award limitations for any individual participant of the 2007 Plan by ensuring that no award may be granted in any fiscal year to any eligible participant with regard to shares of common stock equaling more than 1,500,000 shares, and no payment may be made in cash with respect to awards that are not related to common stock in excess of $3,500,000.

The amendment also updates the list of business criteria that may be used for performance awards under the 2007 Plan, which the Company intends to qualify as “performance-based compensation” under Section 162(m) of the Code. The foregoing description is qualified in its entirety by reference to the full text of the Second Amended and Restated 2007 Stock Incentive Plan, a copy of which is included as Appendix C to the Company’s 2014 Definitive Proxy Statement filed on April 10, 2014, and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the 2014 Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that eliminated the plurality voting standard for the election of directors.  The amendment to the Certificate of Incorporation was previously approved by the Board of Directors of the Company (the “Board”), subject to stockholder approval.  Accordingly, on May 22, 2014, the Company filed a Certificate of Amendment to the Certificate of Incorporation eliminating the plurality voting provision (the “Charter Amendment”) with the Secretary of State of the State of Delaware, and the Charter Amendment was effective as of the same date.  The foregoing description of the Charter Amendment is qualified in its entirety by reference to the Fourth Amended and Restated Certificate of Incorporation of the Company which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

In conjunction with the amendment to the Certificate of Incorporation, the  Board also previously approved an amendment to Article 3, Section 3.1 of the Company’s Third Amended and Restated Bylaws (the “Bylaws”), contingent upon stockholder approval of the majority vote standard proposal, providing for a majority vote standard in uncontested director elections. The amendment to the Bylaws also provides that an affirmative vote of 66 2/3 of the outstanding voting stock of the Company is required to remove a director.  The amendment to the Bylaws became effective on May 21, 2014.  The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the Fourth Amended and Restated Bylaws of the Company which is filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, six proposals were presented for stockholder vote.  Set forth below are the voting results for each of the proposals.

Proposal No. 1: Election of  two Class I directors to the Company’s Board of Directors to serve until the 2017 Annual Meeting of Stockholders:

	For	Against/Withheld	Broker Non-Votes
Jorge M. Diaz	38,231,799	1,164,443	2,199,304
G. Patrick Phillips	39,176,169	220,073	2,199,304

The Company’s other continuing directors are J. Tim Arnoult, Julie Gardner, Dennis F. Lynch, Steven A. Rathgaber, Mark Rossi, and Juli C. Spottiswood.

Proposal No. 2: Adoption of a resolution approving, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Company’s 2014 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
36,546,815	2,714,914	134,513	2,199,304

Proposal No. 3: Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain	Broker Non-Votes
39,556,991	1,978,854	59,701	—

Proposal No. 4: Adoption of a resolution amending the Certificate of Incorporation to remove plurality voting for the election of directors:

For	Against	Abstain	Broker Non-Votes
39,309,329	23,373	63,540	2,199,304

Proposal No. 5: Approval of the increase in the maximum number of shares that can be granted as equity incentive awards under the 2007 Plan:

For	Against	Abstain	Broker Non-Votes
35,703,323	3,603,940	88,979	2,199,304

Proposal No. 6: Approval of the modification to material terms of the 2007 Plan for purposes of Section 162(m) of the Code:

For	Against	Abstain	Broker Non-Votes
36,614,838	2,716,786	64,618	2,199,304

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Cardtronics, Inc., effective as of May 22, 2014
3.2	Fourth Amended and Restated Bylaws of Cardtronics, Inc., effective as of May 21, 2014
10.1	Second Amended and Restated 2007 Stock Incentive Plan (incorporated herein by reference to Appendix C of Cardtronics, Inc.’s Definitive Proxy Statement filed on April 10, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

May 23, 2014	/s/ j. chris brewster
(Date)	J. Chris Brewster
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Cardtronics, Inc., effective as of May 22, 2014
3.2	Fourth Amended and Restated Bylaws of Cardtronics, Inc., effective as of May 21, 2014
10.1	Second Amended and Restated 2007 Stock Incentive Plan (incorporated herein by reference to Appendix C of Cardtronics, Inc.’s Definitive Proxy Statement filed on April 10, 2014)